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                                                                Exhibit 23(e)

                          CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated August 17, 1995, accompanying the consolidated financial statements of Nelson County Federal Savings and Loan Association and Subsidiary for the year ending June 30, 1995, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement (on Form S-4) of the aforementioned report and to the use of our name as it appears under the caption "Experts".

                                                /s/ Crisp Hughes Evans LLP
                                                --------------------------

Asheville, North Carolina
February 19, 1998